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                                                                   EXHIBIT 10.16


                       HEALTH SYSTEMS INTERNATIONAL, INC.
                           Second Amended and Restated
                             1991 Stock Option Plan


1.   PURPOSE OF THE PLAN.

     Health Systems International, Inc., a Delaware corporation, having previously adopted the QualMed, Inc. Amended and Restated 1991 Stock Option Plan (the "1991 Plan"), hereby amends and restates the 1991 Plan, as set forth in this Health Systems International, Inc. Second Amended and Restated 1991 Stock Option Plan (the "Restated 1991 Plan"). The Restated 1991 Plan provides for the granting of stock options, stock appreciation rights and restricted shares to salaried employees (including officers) of the Company its subsidiaries. The general purpose of the Restated 1991 Plan is to promote the interests of the Company and its stockholders by providing to employees of the Company and its subsidiaries additional incentives to continue and to increase their efforts with respect to, and to remain in the employ of, the Company or its subsidiaries.

2.   CERTAIN DEFINITIONS.

     The following terms shall have the meanings set forth below when used in this Restated 1991 Plan:

(a) "Award" means a grant of an Option, SAR, Restricted Shares and/or Cash Award under this Restated 1991 Plan.

(b)  "Board" means the Board of Directors of the Company.

(c) "Cash Award" means the amount of cash, if any, to be paid to an employee pursuant to paragraph 7D hereof.

(d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto.

(e) "Committee" means the Committee of the Board appointed pursuant to paragraph 4 hereof to administer the Restated 1991 Plan and to perform the functions set forth herein; the composition of the Committee shall at all times satisfy the applicable "disinterested administration" requirements of Rule 16b-3 under the Exchange Act, or any successor thereto.

(f) "Common Stock" means the Class A Common Stock, par value $.001 per share, of the Company, or upon a Merger, the common stock of the surviving or resulting parent corporation in such transaction.


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(g)  "Company" means Health Systems International, Inc., a Delaware corporation, or upon a Merger, the surviving or resulting parent corporation in such transaction.

(h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statues thereto.

(i) "Fair Market Value" of the Common Stock for any day shall mean the last reported sales price, regular way, or, in the event that no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ") or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in Common Stock selected for such purpose by the Committee. Fair Market Value of the Common Stock for a day which is not a trading day with respect to the Common Stock shall be the Fair Market Value of the Common Stock on the first trading day immediately preceding such non-trading day. If the Common Stock is not publicly traded, the Fair Market Value of the Common Stock shall be such value as is determined in good faith by the Committee.

(j) "Holder" means an employee of the Company or a Subsidiary who has received an Award under this Restated 1991 Plan.

(k) "ISO" means an Option that is an incentive stock option within the meaning of Section 422(b), or any successor Section, of the Code.

(l) "Maturity Value" means, unless the Committee shall determine otherwise, the average of the Fair Market Value of a share of Common Stock for a period of sixty consecutive trading days ending on the Valuation Date with respect to each award of Restricted Shares, or if the Valuation Date is not a trading day, the sixty consecutive trading days prior thereto.

(m) "Merger" means any merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger.

(n) "Nonqualified Stock Option" means either an Option that does not qualify as an ISO or any Option designated to be a Nonqualified Stock Option.

(o)  "Option" means any option granted under the Restated 1991 Plan.

(p) "Restated 1991 Plan" means the Second Amended and Restated 1991 Stock Option Plan of the Company.


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(q)  "Restricted Shares" means shares of Common Stock awarded to an employee of the Company or a Subsidiary pursuant to paragraph 7 hereof.

(r) "Restricted Shares Agreement" means the agreement specified in paragraph 12 hereof.

(s) "Restriction Period" means a period of time beginning on the date of each award of Restricted Shares and ending on the Valuation Date with respect to each such award.

(t) "Retained Distributions" means distributions with respect to Restricted Shares that are retained by the Company pursuant to paragraph 7C hereof.

(u)  "SARs" means stock appreciation rights as defined in paragraph 6E hereof.

(v)  "SEC" means the Securities and Exchange Commission.

(w) "Stock Option Agreement" means the agreement specified in paragraph 12 hereof.

(x) "Subsidiary" means any present or future subsidiary of the Company as such term is defined in Section 424, or any successor Section, of the Code.

(y)  "Total Disability" means a permanent and total disability as defined in
     Section 22(e)(3), or any successor Section, of the Code.

(aa) "Valuation Date" with respect to any Restricted Shares award hereunder means the date designated in the Restricted Shares Agreement with respect to each Award of Restricted Shares pursuant to paragraph 7A hereof.

3.   STOCK SUBJECT TO THE RESTATED 1991 PLAN.

     Subject to the provisions of paragraph 13 hereof and this paragraph 3, the maximum aggregate number of shares of Common Stock which may be issued upon exercise of Options nd SARs and which may be granted as Restricted Shares under the Restated 1991 Plan shall be Five Million (5,000,000) shares of Common Stock. Such shares may be, in whole or in part, authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any Option shall expire or terminate for any reason without having been exercised (or without having been considered to have been exercised as provided in paragraph 6E hereof) in full, the unexercised shares subject thereto shall again be available for purposes of the Restated 1991 Plan. In addition, any Restricted Shares which are forfeited by the terms of the Restated 1991 Plan or any Restricted Shares Agreement shall again become available for purposes of the Restated 1991 Plan.

     Awards granted under the 1991 Plan shall be governed by the terms of the Restated 1991 Plan; PROVIDED, HOWEVER, that no provisions herein shall, without the consent of the Holder of such previously granted Award, adversely affect or impair the rights of such Holder under


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such Holder's Stock Option Agreement or Restricted Shares Agreement, as the case may be; and provided, further, that any Option granted under the 1991 Plan or its predecessor which is not amended subsequent to the effective date of the Restated 1991 Plan shall have the terms and conditions for its exercise after any termination of the Holder's employment governed by the provisions of the 1991 Plan or its predecessor, respectively, and the applicable Stock Option Agreement.

4.   ADMINISTRATION.

     A. POWERS. The Board shall have the power to appoint members of the Committee and to terminate, modify or amend the Restated 1991 Plan. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies in the Committee. The Restated 1991 Plan shall be administered by the Committee. Subject to the express provisions of the Restated 1991 Plan, the Committee shall have plenary authority, in its discretion, to grant Options and award Restricted Shares under the Restated 1991 Plan and to determine the terms and conditions (which need not be identical), of all Options and Restricted Shares granted or awarded under the Restated 1991 Plan, including, without limitation, (i) the purchase price, if any, of each Restricted Share, (ii) the individuals to whom, and the time or times at which, Options and Restricted Shares shall be granted or awarded, (iii) the number of shares to be subject to each Option or Award of Restricted Shares, (iv) whether an Option shall be an ISO or a Nonqualified Stock Option, (v) when an Option can be exercised and whether in whole or in installments, (vi) the time or times and the conditions subject to which Restricted Shares shall become vested and any Cash Awards shall become payable, and (vii) the form, terms and provisions of any Stock Option Agreement and Restricted Shares Agreement evidencing a grant of Options or Awards of Restricted Shares hereunder (which terms may be amended, subject to paragraph 14 hereof). Notwithstanding the foregoing, the maximum aggregate number of shares of Common Stock available for awards of Options and SARs under the Restated 1991 Plan to any individual in any given five consecutive fiscal years of the Company shall not exceed 1,000,000 and the maximum number of shares of Common Stock available for awards of Restricted Shares under the Restated 1991 Plan to all individuals in any given fiscal year of the Company shall not exceed 100,000 in the aggregate. In making determinations regarding the terms of any Award under the Restated 1991 Plan, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company its Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Restated 1991 Plan, the Committee shall have plenary authority to interpret the Restated 991 Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Restated 1991 Plan. The determinations of the Committee on the matters as to which the Committee has authority under the Restated 1991 Plan shall be conclusive.

     B. COMMITTEE PROCEDURES. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by a majority of the


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members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

5.   ELIGIBILITY.

     Options and Restricted Shares may be awarded only to salaried employees (including officers) who are at the time of the Award regularly employed (whether or not on a full-time basis) by the Company or a Subsidiary. A director of the Company or any Subsidiary who is not an officer or employee of the Company or of one of its Subsidiaries will not be eligible to receive any Awards under the Restated 1991 Plan. No ISO shall be granted to any employee who, at the time the ISO is granted, owns (or is considered as owning within the meaning of Section 424(d), or any successor Section, of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time the ISO is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the ISO and the ISO by its terms is not exercisable after the expiration of five years from the date it is granted. Awards may be made to employees who hold or have held Options and/or Restricted Shares under the Restated 1991 Plan or any other plans of the Company. An employee who has received Awards under the Restated 1991 Plan may be granted additional Options and Restricted Shares under the Restated 1991 Plan or any other plan.

6.   OPTIONS.

     A. OPTION PRICES. Except as otherwise specially provided in paragraph 5 hereof, the purchase price of the Common Stock under each Option shall be determined by the Committee; PROVIDED, HOWEVER, that the purchase price of the Common Stock under each Option with respect to Options granted under the Restated 1991 Plan shall not be less than 100% of the Fair Market Value of the Common Stock at the time of the granting of such Option.

     B. TERM OF OPTIONS. The term of each Option shall be for such period as the Committee shall determine, but not more than ten years from the date of grant and, except as set forth in the applicable Stock Option Agreement, shall expire upon termination of employment with the Company or any Subsidiary.

     C. EXERCISE OF OPTIONS. Unless otherwise provided herein or in the Stock Option Agreement, an Option granted under the Restated 1991 Plan shall be exercisable in whole or in part, at any time during the term of the Option as provided in a Holder's Stock Option Agreement. Payment shall be made in cash or, unless otherwise provided in the Stock Option Agreement, in whole shares of Common Stock or partly in cash and partly in such Common Stock. An Option shall be exercised by written notice to the Company. Such notice shall state that the Holder of the Option elects to exercise the Option, the number of shares in respect of which it is being exercised and the manner of payment for such shares, and shall either (i) be accompanied by payment of the full purchase price of such shares or (ii) fix a date (not more than 10 business days from the date of exercise) for the payment of the full purchase price of such shares. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; PROVIDED, HOWEVER, that the Company shall not be required to deliver certificates for shares with respect to which an Option is


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exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Common Stock payments may be made either through the surrender of previously held shares of Common Stock (by delivery of stock certificates in negotiable form) or the withholding of shares of Common Stock otherwise issuable upon the exercise of the subject Options having a Fair Market Value equal to such exercise price, but in each case only to the extent the Holder has owned for at least six months prior to exercise a sufficient number of shares of Common Stock valued by the Fair Market Value of such Common Stock on the date of exercise to cover such exercise price; PROVIDED, HOWEVER, that the election of a Holder, whose transactions are subject to Section 16(b) of the Exchange Act, to make a Common Stock payment (whether by surrender or withholding) shall be subject to and must comply with Rule 16b-3(e) as promulgated by the SEC under the Exchange Act, or any successor regulation adopted by the SEC. Common Stock payments shall be valued at the Fair Market Value of a share of Common Stock on the date of exercise. Except as specifically provided in the applicable Stock Option Agreement, no Option may be exercised at any time unless the Holder thereof is then an employee of the Company or of a Subsidiary. The Holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

     D. ISOS. Notwithstanding anything to the contrary contained herein, but subject to paragraph 8 hereof, in the case of ISOs, the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Common Stock covered by ISOs which first become exercisable in any calendar year under the Restated 1991 Plan by any individual employee (and under all other plans of the Company or any Subsidiary which provide for the granting of ISOs) shall not exceed $100,000.

     E. SARS. The Committee may (but shall not be obligated to) grant SARs pursuant to the provisions of this subparagraph 6E to the Holder of any Option granted under the Restated 1991 Plan (hereinafter in this subparagraph 6E called a "related Option") with respect to all or a portion of the shares subject to the related Option. An SAR may be granted concurrently with the grant of the related Option or subsequently (except that an SAR related to an ISO may only be granted concurrently). The terms and conditions of such an SAR shall be as stated in this subparagraph 6E and in the Stock Option Agreement governing the related Option (hereinafter called the "related Stock Option Agreement"). Subject to the terms and provisions of this subparagraph 6E, each SAR shall be exercisable only at the same time and to the same extent the related Option is exercisable, and in no event after the termination or exercise of the related Option. Notwithstanding the foregoing, no SAR may be exercised within a period of six months after the date of grant of the SAR. SARs granted under the Restated 1991 Plan shall be exercisable in whole or in part by notice to the Company. Such notice shall state that the Holder of the SARs elects to exercise the SARs, the number of shares in respect of which the SARs are being exercised and the form of payment the Holder requests.

     Subject to the terms and provisions of this subparagraph 6E and the related Stock Option Agreement, upon the exercise of SARs, the Holder thereof shall be entitled to receive from the Company consideration (in the form hereinafter provided) equal in value to the excess of the Fair Market Value as of the date of exercise of the SARs of each share of Common Stock with respect to which such SARs have been exercised over the option price per share of Common


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Stock subject to the related Option. Upon the exercise of an SAR, the Holder may specify the form of consideration to be received by such Holder, which shall be in shares of Common Stock (valued at the Fair Market Value on the date of exercise of the SAR), or in cash, or partly in cash and partly in shares of Common Stock as the Holder shall request; PROVIDED, HOWEVER, that the Committee in its sole discretion may disapprove the form of consideration requested and instead authorize the payment of such consideration in shares of Common Stock (valued as aforesaid), or in cash, or partly in cash and partly in shares of Common Stock. Any election by the Holder of an SAR to receive cash in full or partial settlement of the SAR, as well as any exercise of an SAR for such cash, shall be made only in accordance with the terms and conditions for such election or exercise stated in the related Stock Option Agreement. Unless otherwise provided in the related Stock Option Agreement, for purposes of this subparagraph 6E, the date of exercise of an SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR.

     Upon the exercise of SARs, the related Option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such SARs are exercised, and shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of Options under the Restated 1991 Plan. Upon the exercise or termination of the related Option, the SARs with respect to such related Option shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated.

     The provisions of paragraphs 4, 6B and 8 through 21 of the Restated 1991 Plan (to the extent that such provisions are applicable to Options) shall also be applicable to SARs unless the context otherwise requires. The effective date of the grant of an SAR shall be the date on which the Committee approves the grant of such SAR. Each grantee of an SAR shall be notified promptly of the grant of an SAR.

     F. NONTRANSFERABILITY OF OPTIONS. No Option shall be transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder. An Option may be exercised during the lifetime of the Holder thereof only by such Holder. A breach by the Holder of any of the restrictions, terms or conditions provided in the Restated 1991 Plan or in the Holder's Stock Option Agreement will cause the Options covered thereby to be terminated.

7.   RESTRICTED SHARES.

     A. VALUATION DATE AND PRICE. The committee shall designate a Valuation Date with respect to each Award of Restricted Shares and may prescribe restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Restated 1991 Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares.


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     B. ISSUANCE OF RESTRICTED SHARES. Restricted Shares, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Restated 1991 Plan and the applicable Restricted Shares Agreement. Such certificates shall be deposited by such Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Restated 1991 Plan and the applicable Restricted Shares Agreement.

     C. RESTRICTIONS. Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain all regular cash dividends, and such other distributions as the Committee may in its sole discretion designate, paid or distributed on such Restricted Shares and to exercise all other rights, powers and privileges of a Holder of Common Stock with respect to such Restricted Shares, with the exception that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period; (iii) other than regular cash dividends and such other distributions as the Committee may in its sole discretion designate, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts, (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Restated 1991 Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

     D. CASH AWARDS. In connection with any award of Restricted Shares, the Committee may authorize (either at the time such award is made or subsequently) the payment of a cash amount (a "Cash Award") to the Holder of such Restricted Shares at any time after such Restricted Shares shall have become vested; PROVIDED, HOWEVER, that the amount of the cash payment, if any, that a Holder shall be entitled to receive shall not exceed 100% of the aggregate Maturity Value of the Restricted Shares awarded to such Holder hereunder. Such Cash Awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee and shall be in addition to any other salary, incentive, bonus or other compensation payments which Holders shall be otherwise entitled or eligible to receive from the Company.


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     E. COMPLETION OF RESTRICTION PERIOD. On the Valuation Date with respect to each award of Restricted Shares, and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Shares shall become vested, (ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, and (iii) any Cash Award to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Restricted Shares Agreement. Any such Restricted Shares and Retained Distributions that shall not have become vested shall be forfeited to the Company and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions that shall have been so forfeited.

8.   ACCELERATION OF OPTIONS AND RESTRICTED SHARES.

     Notwithstanding any contrary waiting period or installment period in any Stock Option Agreement or any Restriction Period in any Restricted Shares Agreement or in the Restated 1991 Plan, each outstanding Option granted under the Restated 1991 Plan shall, except as otherwise provided in the applicable Stock Option Agreement, become exercisable in full for the aggregate number of shares covered thereby, and each Restricted Share, except as otherwise provided in the Restricted Shares Agreement, shall vest unconditionally, in the event (i) the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a Merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (ii) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any Subsidiary)
(A) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, and (B) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities), or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (iv) there occurs such other transactions involving a significant issuance of voting stock or change in the composition of the Board that the Board determines to be an accelerating event under this paragraph 8. Any transaction referred to in the foregoing clause (i) is herein called an Approved Transaction, any purchase pursuant to a tender offer or


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exchange offer or otherwise as described in the foregoing clause (ii) is herein called a Control Purchase, the cessation of individuals constituting a majority of the Board as described in the foregoing clause (iii) is herein called a Board Change and such other transactions as described in the foregoing clause (iv) is herein called an "Other Accelerating Event". The Stock Option Agreement and Restricted Shares Agreement evidencing Options or Restricted Shares granted under the Restated 1991 Plan may contain such provisions limiting the acceleration of the exercisability of Options and the acceleration of the vesting of Restricted Shares as provided in this paragraph 8 as the Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock, cash or other property received by the Holder from the Company.

9.   TERMINATION OF EMPLOYMENT.

     A. OPTION EXERCISABILITY AFTER TERMINATION. An Option shall be exercisable after termination of the Holder's employment in accordance with the terms and conditions of the applicable Stock Option Agreement; PROVIDED, HOWEVER, that the exercise of an Option after the termination of employment of the Holder for any reason is subject to the following: (i) no Option may be exercised after the expiration date of such Option, and (ii) subject to subparagraph 9B hereof, only Options exercisable by the Holder at the time of the Holder's termination of employment may be exercised after such termination.

     B. CERTAIN TERMINATIONS-ACCELERATION OF EXERCISABILITY OR VESTING. Notwithstanding any provisions to the contrary in the applicable Restricted Shares Agreement or Stock Option Agreement, if the Holder's employment shall have been terminated for any reason (including, without limitation, the Holder's death, Total Disability, retirement (either pursuant to any retirement plan of the Company or any Subsidiary or, in the absence of any such plan, pursuant to the Committee's Discretionary determination that such termination of employment shall be treated as retirement for purposes of this Restated 1991 Plan), resignation or voluntary termination or it the Holder's employment shall have been terminated by the Company or the employing Subsidiary without "Cause", as defined in subparagraph 9C hereof) other than a termination by the Company or the employing Subsidiary for "Cause", as defined in subparagraph 9C hereof, in the Committee's sole discretion, exercisable either before or after the termination of a Holder's employment, the Committee may determine the following:

          (i) Any Restriction Period applicable to any Award of Restriction Shares held by the Holder shall be deemed to have expired upon the Holder's termination of employment, and all such Restricted Shares and Retained Distributions thereon shall become vested, and any Cash Award payable pursuant to the applicable Restricted Shares Agreement shall be adjusted in such manner as is provided in the Restricted Shares Agreement; and/or

          (ii) Any Option held by the Holder shall become exercisable in full upon the Holder's termination of employment.

     C. TERMINATION BY COMPANY FOR CAUSE. If a Holder's employment with the Company or any Subsidiary shall be terminated by the Company or such Subsidiary during the


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Restriction Period, with respect to any Restricted Shares, or prior to the exercise of any Option for "Cause" (for these purposes, "Cause" shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include, but no be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; PROVIDED, HOWEVER, that if such termination occurs within 12 months after an Approved Transaction, Control Purchase, Board Change or Other Accelerating Event, termination for Cause shall only mean a felony conviction for fraud, misappropriation or embezzlement), then upon the termination of employment:

          (i)  All Options held by such Holder shall immediately terminate; and

          (ii) Such Holder's rights to all Restricted Shares, Retained Distributions and any Cash Awards shall be forfeited immediately.

     D. GENERAL. For purposes of the Restated 1991 Plan, a leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Awards made under this Restated 1991 Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company or a Subsidiary.

10.  RIGHT OF COMPANY TO TERMINATE EMPLOYMENT.

     Nothing contained in the Restated 1991 Plan or in any Award (or instrument evidencing any Award) shall confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Holder at any time, with or without cause.

11.  NONALIENATION OF BENEFITS.

     No right or benefit under the Restated 1991 Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

12.  WRITTEN AGREEMENT.

         Each award of Restricted Shares and any right to a Cash Award hereunder shall be evidenced by a Restricted Shares Agreement and each grant of an Option (and any related SAR) shall be evidenced by a Stock Option Agreement, each in such form and containing such terms and provisions not inconsistent with provisions of the Restated 1991 Plan as the Committee from time to time shall approve. The effective date of the granting of an Option shall be the date on which the Committee approves the granting of such Option. Each grantee of an Option or Restricted Share shall be notified promptly of such grant and a written Stock Option Agreement and/or Restricted Shares Agreement shall be promptly executed and delivered by the Company and the grantee, provided that such grant of Options or Restricted Shares shall terminate if such written agreement is not signed by such grantee (or his or her attorney) and delivered to the Company within 60 days after the date the Committee approved such grant. Any such written agreement can be amended by the Committee from time to time, with the Holder's consent. Any such written agreement may contain such provisions as the Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto, will not apply to any stock or cash received by the Holder from the Company.

13.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     In the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation or liquidation and the like, the Committee shall adjust the aggregate number and class of shares available under the Restated 1991 Plan and shall provide for an equitable adjustment of any outstanding Award, which adjustment shall be conclusive.

     The grant of an Award pursuant to the Restated 1991 Plan shall not affect, in any way, the right or power of the Company to make adjustments, reclassifications, reorganizations or changes to its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

14.  TERMINATION AND AMENDMENT.

     No Awards may be made under the Restated 1991 Plan after June 30, 2001, or such earlier date as of which the Restated 1991 Plan may have been terminated, as hereinafter provided. The Board may at any time prior to June 30, 2001 terminate the Restated 1991 Plan, and the Board may at any time also modify or amend the Restated 1991 Plan in such respects as it shall deem advisable; PROVIDED, HOWEVER, that the Board may not, without approval of the Holders of a majority of the voting securities of the Company present, either in person or by proxy, and entitled to vote at a meeting (i) materially increase (except as provided in paragraph 13 hereof) the maximum number of shares which may be issued under the Restated 1991 Plan, (ii) materially modify the requirements as to eligibility for participation in the Restated 1991 Plan, or (iii) materially increase the benefits accruing to participants under the Restated 1991 Plan. No termination, modification or amendment of the Restated 1991 Plan or any outstanding Restricted Shares Agreement or Stock Option Agreement may, without the consent of the employee to whom any Award shall theretofore have been granted, adversely affect the rights of such employee with respect to such Award.

15.  EFFECTIVENESS OF THE RESTATED 1991 PLAN.

     The Restated 1991 Plan (which amends and restates the 1991 Plan) shall become effective as of the date of the Company's 1994 Annual Meeting of Stockholders upon approval by the vote of a majority of the voting securities of the Company present, either in person or by proxy, and entitled to vote at the Company's 1994 Annual Meeting of Stockholders. Prior to such approval, the Committee may, in its discretion, grant Awards under the Restated 1991 Plan provided that the exercise of Options so granted and the vesting of Restricted Shares so granted shall be expressly subject to the condition that the Restated 1991 Plan shall have been so approved. Unless the Restated 1991 Plan shall be so approved, the Restated 1991 Plan and all Awards theretofore made thereunder shall be and become null and void, and all Awards made under the 1991 Plan shall continue to be governed by the terms and provisions of the 1991 Plan.

16.  GOVERNMENT AND OTHER REGULATIONS.

     The obligation of the Company with respect to Awards shall be subject to
(i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and
(ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

17.  WITHHOLDING.

     The Company's obligation to deliver shares of Common Stock or to pay cash upon the exercise of any Nonqualified Stock Option or any SAR granted under the Restated 1991 Plan and to deliver stock certificates or to pay cash upon the vesting of Restricted Shares or Cash Awards shall be subject to applicable Federal, state and local (including income, FICA and other) tax withholding requirements. Federal, state and local withholding (including income, FICA and other) tax due upon the exercise of any Nonqualified Stock Option and upon the vesting of Restricted Shares may be paid in shares of Common Stock (either through the surrender of previously held shares of Common Stock or the withholding of shares of Common Stock otherwise issuable upon the exercise of such Award) having a Fair Market Value equal to the required withholding and upon such other terms and conditions as the Committee shall determine, but with respect to withholding amounts in excess of the minimum statutory requirements only to the extent the Holder has owned for at least six months prior to exercise a sufficient number of shares of Common Stock valued by the Fair Market Value of such Common Stock on the date of exercise to cover such withholding amount in addition to any shares required to cover the exercise price pursuant to subparagraph 6C above; PROVIDED, HOWEVER, that the Committee, in its sole discretion, may disapprove such payment and require that such taxes be paid in cash; and PROVIDED, FURTHER, that the election by a Holder, whose transactions in Common Stock are subject to Section 16(b) of the Exchange Act, to pay in shares of Common Stock (whether by surrender or withholding) shall be subject to and must comply with Rule 16b-3(e) as promulgated by the SEC under the Exchange Act, or any successor regulation adopted by the SEC.

18.  SEPARABILITY.

     If any of the terms or provisions of the Restated 1991 Plan conflict with the requirements of Rule 16b-3 under the Exchange Act (as the same shall be amended from time to time) and/or, with respect to ISOs, Section 422 of the Code (as the same shall be amended from time to time), then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3, and/or with respect to ISOs, Section 422 of the Code.

     With respect to ISOs, if the Restated 1991 Plan does not contain any provision required to be included herein under Section 422 of the Code (as the same shall be amended from time to time), such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

19.  NON-EXCLUSIVITY OF THE RESTATED 1991 PLAN.

     Neither the adoption of the Restated 1991 Plan by the Board nor the submission of the Restated 1991 Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Restated 1991 Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

20.  EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION.

     By acceptance of an Award, each Holder shall be deemed to have agreed that the award of Restricted Shares and any right to a Cash Award and the grant of any Option and the exercise thereof or of any SAR are special incentive compensation and that they will not be taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or other qualified employee benefit plan of the Company or any Subsidiary. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

21.  GOVERNING LAW.

     The Restated 1991 Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.


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